EXHIBIT 99.1

PriceSmart Announces Agreement to Settle Securities Lawsuit

San Diego, CA., March 3, 2005 – PriceSmart, Inc. (NASDAQ:PSMT) today announced that a settlement has been reached in the consolidated securities litigation entitled In re PriceSmart, Inc. Securities Litigation, Master File No. 03 CV 2260 JAH (BLM), pending in the United States District Court for the Southern District of California. This lawsuit is an alleged class action against the Company and certain of its former officers, filed on behalf of a purported class of persons who purchased the Company’s common stock during a certain class period.

Under the settlement, which is subject to Court approval, the sum of $2,350,000 shall be paid to plaintiffs (said sum to be inclusive of plaintiffs’ attorneys’ fees, in an amount to be determined by the Court), in exchange for a release of claims and a dismissal of the complaint. It is anticipated that the Company’s insurance carrier will fund approximately 80% of the settlement payment.

The lawsuit relates to the Company’s restatement of financial statements in late 2003. The settlement was entered into to avoid the expense and disruption of protracted litigation and does not constitute an admission of liability by the Company or its former officers. The Company has previously announced the settlement of a separate federal court securities lawsuit and a state court shareholder derivative lawsuit, both of which similarly related to such restatement. The settlement of this third lawsuit brings to a conclusion all such litigation.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America, the Caribbean, and Asia, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 26 warehouse clubs in 12 countries and one U.S. territory (four each in Panama and the Philippines; three in Costa Rica; two each in Dominican Republic, El Salvador, Guatemala, Honduras, and Trinidad; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company had a substantial loss in fiscal 2003, in fiscal 2004 and the first quarter of fiscal 2005 and may continue to incur losses in future periods; the Company is required to comply with financial covenants governing its outstanding indebtedness and is out of compliance with certain covenants, which gives lenders the right to accelerate the Company’s indebtedness; the Company’s financial performance is dependent on international operations; any failure by the Company to manage its widely dispersed operations could adversely affect its business; although the Company has taken steps to significantly improve its internal controls, there may be material weaknesses or significant deficiencies that the Company has not yet identified; the Company is currently defending litigation relating to its financial restatement; the Company faces significant competition; the Company may encounter difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the success of the Company’s business requires effective assistance from local business people; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased costs and compliance risks associated with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Form 10-Q filed pursuant to the Securities Exchange Act of 1934 on January 14, 2005. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Interim Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.